UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2025

OPTINOSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38241	42-1771610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Township Line Road, Suite 300

Yardley, Pennsylvania 19067

(Address of Principal Executive Offices, and Zip Code)

(267) 364-3500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OPTN	Nasdaq Global Select Market

Introductory Note.

On May 21, 2025 (the “Closing Date”), OptiNose, Inc., a Delaware corporation (“OptiNose” or the “Company”), completed the previously announced merger of Orca Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Paratek Pharmaceuticals, Inc., a Delaware corporation (“Parent”), with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (sometimes referred to as the “Surviving Corporation”). The Merger was effected pursuant to the Agreement and Plan of Merger, dated as of March 19, 2025 (the “Merger Agreement”), by and among Parent, Merger Sub, and the Company, as previously disclosed by the Company on March 20, 2025 in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”).

Item 1.02	Termination of a Material Definitive Agreement.

Note Purchase Agreement

As previously reported, the Company entered into that certain Amended and Restated Note Purchase Agreement, dated as of November 21, 2022 (as amended by the First Amendment and Waiver to Note Purchase Agreement, dated as of March 5, 2024, the Second Amendment to Note Purchase Agreement, dated as of March 8, 2024, and the Third Amendment to Note Purchase Agreement, dated as of May 8, 2024, the “A&R Note Purchase Agreement”), by and among the Company, OptiNose US, Inc., OptiNose AS, BioPharma Credit PLC, BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP. On the Closing Date, in connection with the consummation of the Merger and subject to the terms and conditions of the Merger Agreement, the Company terminated and repaid in full all of its outstanding obligations due under the A&R Note Purchase Agreement and all liens securing such obligations were released.

The information set forth in the Introductory Note of this report is incorporated by reference in this Item 1.02.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On the Closing Date, pursuant to and in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Upon the closing of the Merger (the “Closing”), each outstanding share of the Company’s common stock, par value $0.001 per share (“Company common stock”) (other than any shares held by the Company (including held in the Company’s treasury), Parent, Merger Sub or any other wholly owned subsidiary of Parent or the Company (which shares were canceled) and any shares with respect to which appraisal rights are properly exercised and perfected and not effectively withdrawn under Delaware law), was automatically converted into the right to receive (i) $9.00 in cash, without interest (the “Cash Consideration”) and (ii) one contractual contingent value right representing the right to receive up to two contingent cash payments, subject to the terms and conditions set forth in the CVR Agreement (as defined and described below, a “CVR” and, together with the Cash Consideration, the “Merger Consideration”).

On May 21, 2025, Parent and Equiniti Trust Company, LLC entered into the Contingent Value Rights Agreement in the form attached as Annex I to the Merger Agreement (the “CVR Agreement”), governing the terms of the CVRs to be received by the Company’s stockholders. The CVRs are not transferable except under certain limited circumstances, are not evidenced by a certificate or other instrument and are not registered or listed for trading. The CVRs do not have any voting or dividend rights and do not represent any equity or ownership interest in the Company, Parent, Merger Sub or any of their affiliates.

Each CVR represents the right to receive a cash payment of (i) $1.00 per CVR, payable upon achievement of Net Sales (as defined in the CVR Agreement) of the Company’s product XHANCE in the United States in any calendar year equal to or in excess of $150 million during the period beginning on the Closing Date and ending on December 31, 2028 and (ii) $4.00 per CVR, payable upon achievement of Net Sales of the Company’s product XHANCE in the United States in any calendar year equal to or in excess of $225 million during the period beginning on the Closing Date and ending on December 31, 2029.

There can be no assurance that either of the milestones will be achieved during the relevant period, and that the resulting milestone payments will occur.

In addition, at the effective time of the Merger (the “Effective Time”), each employee stock option to purchase shares of Company common stock (each, a “Company Option”) that was outstanding and unexercised as of immediately prior to the Effective Time vested and was cancelled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Company Option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the Cash Consideration over (B) the exercise price per share of Company common stock of such Company Option and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, in each case, subject to applicable withholding taxes. Notwithstanding the foregoing, if the exercise price per share of Company common stock of such Company Option was equal to or greater than the sum of the Cash Consideration and the maximum CVR Payment Amount (as defined in the Merger Agreement) payable pursuant to the CVR, such Company Option was cancelled without any cash payment, CVR or other consideration being made in respect thereof, and if the exercise price per share of Company common stock of such Company Option was equal to or greater than the Cash Consideration, but less than the sum of the Cash Consideration and the maximum CVR Payment Amount payable pursuant to the CVR, such Company Option was cancelled and converted into the right to receive one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Company common stock underlying such option (where the amount payable pursuant to the CVR Agreement, if any, shall be reduced by the amount by which the exercise price per share of Company common stock of such Company Option exceeds the Cash Consideration).

At the Effective Time, each Company restricted stock unit that was outstanding and vested as of immediately prior to the Effective Time (after giving effect to any vesting acceleration in connection with the Effective Time) (a “Vested Company RSU”) was cancelled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Vested Company RSU, (i) an amount in cash, without interest, equal to the Cash Consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, in each case, subject to applicable withholding taxes.

At the Effective Time, each Company restricted stock unit that was outstanding as of immediately prior to the Effective Time and that was not a Vested Company RSU (each, an “Unvested Company RSU”) was canceled, with the holder thereof becoming contingently entitled to receive, with respect to each share of Company common stock underlying such Unvested Company RSU, (i) an amount in cash, without interest, equal to the Cash Consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, in each case, subject to applicable withholding taxes. Such consideration will vest and become payable, if at all, at the same time as the Unvested Company RSU would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the Effective Time.

At the Effective Time, each Pharmakon Warrant (as defined the Merger Agreement) outstanding immediately prior to the Effective Time was cancelled for no consideration. At the Effective Time, each outstanding 2022 Warrant and Pre-Funded Warrant (each as defined the Merger Agreement) became exercisable for the Merger Consideration, less the warrant’s exercise price, that the holder of such warrant would have received if such 2022 Warrant or Pre-Funded Warrant had been exercised in full into shares of Company common stock immediately prior to the Effective Time by paying the exercise price in respect thereof in cash immediately prior to the Effective Time; provided that, each holder of a 2022 Warrant may elect, in accordance with the terms of the 2022 Warrants, in lieu of the Merger Consideration for any 2022 Warrant, for the Surviving Corporation to purchase such 2022 Warrant for the Black Scholes Value (as defined in such 2022 Warrant) of such 2022 Warrant.

Finally, each purchase right issued pursuant to the Company’s 2017 Employee Stock Purchase Plan (the “Company ESPP”) was fully exercised on the earlier of the scheduled purchase date of the current offering period thereunder and the date that is seven business days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and no later than immediately prior to the Effective Time, the Company ESPP was terminated.

The foregoing descriptions of the Merger Agreement and the CVR Agreement contained in this Item 2.01 do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement and the CVR Agreement were filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 20, 2025, and are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on May 21, 2025, the Company notified the NASDAQ Stock Market LLC (“Nasdaq”) that the Merger had occurred and requested that Nasdaq (a) suspend trading of the Company common stock and (b) file with the SEC an application on Form 25 to delist and deregister the Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The delisting of the Company common stock from Nasdaq will be effective 10 days after the filing of the Form 25. Following the effectiveness of such Form 25, the Company intends to file with the SEC a certification on Form 15 requesting the termination of registration of the Company common stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Company common stock. Trading of the Company common stock on the Nasdaq was halted prior to the opening of trading on the Closing Date.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 3.01.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, each share of Company common stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company common stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this report is incorporated by reference in this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred on the Closing Date and the Company became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this report is incorporated by reference in this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.02.

At the Effective Time, each of Eric Bednarski, Kyle Dempsey, R. John Fletcher, Wilhelmus Groenhuysen, Sandra L. Helton, Tomas J. Heyman and Ramy Mahmoud, representing all of the members of the board of directors of the Company immediately prior to the Effective Time, resigned as a director of the Company. At the Effective Time and pursuant to the terms of the Merger Agreement, Evan Loh became the sole director of the Company.

In addition, upon the consummation of the Merger, each of Ramy Mahmoud, Terry Kohler, Michael Marino, and Paul Spence ceased to be an executive officer of the Company as of the Effective Time. At the Effective Time, Evan Loh, Adam Woodrow, Randall Brenner, Christopher Bostrom, Jonathan Light and Karen McGrath became the officers of the Surviving Corporation.

The foregoing director resignations are by virtue of the consummation of the Merger and were not due to any disagreement with the Company on any matter relating to its operations, policies, or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Surviving Corporation was amended and restated in the form set forth as Annex II to the Merger Agreement. At the Effective Time, the bylaws of the Company were amended and restated in the form set forth as Annex III to the Merger Agreement.

Copies of the Fifth Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Surviving Corporation are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference in this Item 5.03.

The information set forth in the Introductory Note and Item 2.01 of this report is incorporated by reference in this Item 5.03.

Item 8.01.	Other Events.

On May 21, 2025, Parent issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
2.1*	Agreement and Plan of Merger, dated as of March 19, 2025, among OptiNose, Inc, Paratek Pharmaceuticals, Inc. and Orca Merger Sub, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by OptiNose, Inc. on March 20, 2025
3.1	Fifth Amended and Restated Certificate of Incorporation of OptiNose, Inc., dated May 21, 2025
3.2	Second Amended and Restated Bylaws of OptiNose, Inc., dated May 21, 2025
99.1	Press Release of Paratek Pharmaceuticals, Inc., dated May 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptiNose, Inc.

	By:	/s/ Evan Loh
Name: Evan Loh
Date: May 21, 2025		Title: Chief Executive Officer